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                                                                     EXHIBIT 5.1

                              September 29, 1997



ABIOMED, Inc.
33 Cherry Hill Drive
Danvers, MA 01923

     RE:  Registration Statement on Form S-3 of ABIOMED, Inc.
          filed on September 29, 1997
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to ABIOMED, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 2,760,000 shares of common stock, $.01 par value (the "Common Stock") and 2,760,000 Rights, as defined below. Pursuant to the Registration Statement and an underwriting agreement (the "Underwriting Agreement") by and among the Company, Robertson, Stephens & Company and UBS Securities, as representatives of the several underwriters (the "Underwriters") and certain of the Company's Stockholders (the "Selling Stockholders"), in substantially the form to be filed as Exhibit 1.01 to the Registration Statement, the Company proposes to sell to the Underwriters up to 2,610,000 shares of Common Stock (the "Company Shares") and the Selling Stockholders propose to sell to the Underwriters 150,000 shares of Common Stock (the "Selling Stockholder Shares"). The Rights are issuable pursuant to that certain Rights Agreement, dated as of August 13, 1997 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Company pursuant to the Underwriting Agreement. This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Underwriting Agreement.

     For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of
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ABIOMED, Inc.
September 29, 1997
Page 2


each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents"):

     (i)   the Restated Certificate of Incorporation of the Company filed as
           Exhibit 3.1 to the Registration Statement;

     (ii)  the Restated Bylaws of the Company incorporated by reference as
           Exhibit 3.2 to the Registration Statement;

     (iii) the corporate minute books or other records of the Company;

     (iv) a specimen certificate for the Common Stock incorporated by reference as Exhibit 4.1 to the Registration Statement;

     (v) the Rights Agreement incorporated by reference as Exhibit 4.03 to the Registration Statement; and

     (vi)  the Form of Underwriting Agreement to be filed by amendment as
           Exhibit 1.1 to the Registration Statement.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with David M. Lederman, the Chairman of the Board, Chief Executive Officer and President and Assistant Secretary of the Company and John F. Thero, the Company's Vice President-Finance, Treasurer and Assistant Secretary and Chief Financial Officer; (iii) the representations and warranties of the Company and the Selling Stockholders contained in the Underwriting Agreement and the exhibits thereto, (iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the general corporate laws of the State of Delaware and the federal law of the United States of America.

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ABIOMED, Inc.
September 29, 1997
Page 3


     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     2. The Selling Stockholder Shares to be sold by the Selling Stockholders under the circumstances contemplated in the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

     3. The Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectuses constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                               Very truly yours,

                               BROWN, RUDNICK, FREED & GESMER
                               By:  BROWN, RUDNICK, FREED & GESMER, P.C.


                               By:  /s/ Philip J. Flink
                                    ------------------------------------------
                                    Philip J. Flink, A Member
                                    Duly Authorized